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                                                                     EXHIBIT 2.2

                                  AMENDMENT ONE
                                       TO
                          AGREEMENT AND PLAN OF MERGER



      AMENDMENT ONE TO AGREEMENT AND PLAN OF MERGER, dated as of September 29, 2000, by and among ON2.COM INC., a corporation organized under the laws of the State of Delaware (the "Parent"), 8C ACQUISITION CORP., a corporation organized under the laws of the State of Delaware and a wholly-owned subsidiary of the Parent ("Acquisition"), EIGHT CYLINDER STUDIOS, INC., a corporation organized under the laws of the State of California ("the Company"), and certain shareholders of the Company, each of whom is listed on the signature page hereto (collectively, the "Principal Shareholders").

      WHEREAS, the parties hereto entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 13, 2000, pursuant to which the Company shall be merged with and into Acquisition; and

      WHEREAS, the Merger Agreement provides that either the Company or the Parent may terminate the Merger Agreement if the Effective Time (as such term is defined therein) shall not have occurred on or before September 29, 2000; and

      WHEREAS, the parties desire to extend the time during which the transactions contemplated by the Merger Agreement may be consummated, and

      WHEREAS, the parties desire to clarify the manner in which the Indemnified Parties may seek indemnification for Losses against the Escrow Shares.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound thereby, the parties hereto hereby agree as follows:

      1. Capitalized terms used herein without definition shall have the meanings assigned thereto in the Merger Agreement.

      2. Section 10.1 of the Merger Agreement is hereby amended to delete the words "September 29, 2000" from the second line of subsection (b)(ii) thereof, and to insert in their place the words "October 31, 2000."

      3. Section 11.5 of the Merger Agreement is hereby amended to delete the final sentence there of and insert in its place the following sentence:

      "The Indemnified Parties shall first seek recovery in respect of any Losses against the Escrow Shares that, but for the provisions of Section 2.8 hereof, would have been issued to the Principal Shareholders. When and if such Escrow Shares are fully depleted, the Indemnified Parties shall next seek recovery against the remainder of the Escrow Shares."

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      3.  All other provisions of the Merger Agreement shall remain in full force and effect.

      4. This Agreement may be executed in any number of counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same instrument.

      5. The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of New York, without giving effect to principles of conflicts of law thereunder.

      6. This Agreement is not intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto and their respective successors (or in the case of the Principal Shareholders, their respective heirs, administrators, executors and personal representatives) and permitted assigns.



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      IN WITNESS WHEREOF, the Parent, Acquisition, the Company and the Principal
Shareholders named below have caused this Agreement to be duly executed and delivered as an instrument under seal as of the date first above written.


                                    ON2.COM INC.


                                    By:   /s/ Douglas Mcintyre
                                       ---------------------------------
                                          Name:  Douglas McIntyre
                                          Title: President

                                    8C ACQUISITION CORP.


                                    By:   /s/ Douglas Mcintyre
                                       ---------------------------------
                                          Name:  Douglas McIntyre
                                          Title: President

                                    EIGHT CYLINDER STUDIOS, INC.


                                    By:   /s/ Jon Middleton
                                       ---------------------------------
                                          Name:  Jon Middleton
                                          Title: President

                                    PRINCIPAL SHAREHOLDERS:

                                    /s/ Jonathon Fishman
                                    ------------------------------------
                                    Jonathon Fishman


                                    /s/ Jon Middleton
                                    ------------------------------------
                                    Jon Middleton


                                    /s/ Chad Nelson
                                    ------------------------------------
                                    Chad Nelson